Exhibit 99.1 News Release
Contacts:
Brooke Hart (Media)
brooke.hart@hii.com
202-264-7108

Christie Thomas (Investors)
christie.thomas@hii.com
757-380-2104

HII Reports Third Quarter 2026 Results

NEWPORT NEWS, Va. (October 29, 2026) - HII (NYSE: HII) today reported results for the third quarter of fiscal 2026.

Highlights
•Record third quarter revenues of $3.5 billion
•Third quarter net earnings were $217 million or $5.48 diluted earnings per share
•New contract awards in the third quarter totaled $32.4 billion
•Company raises the FY26 shipbuilding revenue guidance range to between $10.5 and $10.7 billion1
•Company reaffirms FY26 shipbuilding operating margin2 guidance range of 6.0 to 6.5 percent1
•Company reaffirms previously issued FY26 free cash flow2 outlook1

Third Quarter Results
Third quarter 2026 revenues of $3.5 billion were up 10.8% from the third quarter of 2025, driven by growth at Newport News Shipbuilding and Ingalls Shipbuilding.

Operating income in the third quarter of 2026 was $246 million and operating margin was 7.0%, compared to $161 million and 5.0%, respectively, in the third quarter of 2025.

Segment operating income2 in the third quarter of 2026 was $262 million and segment operating margin2 was 7.4%, compared to $179 million and 5.6%, respectively, in the third quarter of 2025.

Net earnings in the third quarter of 2026 were $217 million, compared to $145 million in the third quarter of 2025. Diluted earnings per share in the quarter was $5.48, compared to $3.68 in the third quarter of 2025.

Net cash provided by operating activities in the quarter was $520 million and free cash flow2 was $429 million, compared to net cash provided by operating activities of $118 million and free cash flow2 of $16 million in the third quarter of 2025.

New contract awards in the third quarter of 2026 were $32.4 billion. Year-to-date contract awards totaled $43.1 billion.

Commenting on the Company's third quarter 2026 results, Chris Kastner, HII's president and CEO said, “Our third quarter results reflect solid performance across all three segments, and the significant awards we received during the quarter have now secured approximately 90 percent of our expected shipbuilding revenue through 2030. With that visibility, our focus is squarely on shipbuilding execution. At Mission Technologies, we won landmark maritime autonomy awards for the Medium Unmanned Surface Vessel (MUSV) and the Lionfish Small Unmanned Undersea Vehicle (SUUV), demonstrating our continued leadership in unmanned systems and maritime autonomy."

1The financial outlook, expectations, and other forward-looking statements provided by the company for 2026 and beyond reflect the company's judgment based on information available at the time of this release. Please see the "Cautionary Statement Regarding Forward-Looking Statements and Projections" section in this release and the “Forward-Looking Statements and Projections” section in our Quarterly Report on Form 10-Q for factors that may impact the company's ability to meet expectations.

2Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Results of Operations

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions, except per share amounts)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Sales and service revenues	$3,537	$3,192	$345	10.8%	$10,054	$9,008	$1,046	11.6%
Operating income	246	161	85	52.8%	611	485	126	26.0%
Operating margin %	7.0%	5.0%		191 bps	6.1%	5.4%		69 bps
Segment operating income[1]	262	179	83	46.4%	658	522	136	26.1%
Segment operating margin %[1]	7.4%	5.6%		180 bps	6.5%	5.8%		75 bps
Net earnings	217	145	72	49.7%	574	446	128	28.7%
Diluted earnings per share	$5.48	$3.68	$1.80	48.9%	$14.53	$11.35	$3.18	28.0%
[1] Non-GAAP measures that exclude non-segment factors affecting operating income. See Exhibit B for definitions and reconciliations.

Segment Operating Results
Ingalls Shipbuilding

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenues	$876	$828	$48	5.8%	$2,446	$2,189	$257	11.7%
Segment operating income	59	65	(6)	(9.2)%	166	165	1	0.6%
Segment operating margin %	6.7%	7.9%		(112) bps	6.8%	7.5%		(75) bps

Ingalls Shipbuilding revenues for the third quarter of 2026 were $876 million, an increase of $48 million, or 5.8%, from the same period in 2025, primarily driven by higher volumes in amphibious assault ships.

Ingalls Shipbuilding segment operating income for the third quarter of 2026 was $59 million, a decrease of $6 million from the same period in 2025. Segment operating margin in the third quarter of 2026 was 6.7%, compared to 7.9% in the same period last year. The decrease in operating income was primarily driven by lower performance in surface combatants.

Key Ingalls Shipbuilding milestones for the quarter:
•Christened guided missile destroyer George M. Neal (DDG 131)
•Expanded distributed shipbuilding to amphibious ships and erected first grand block built by distributed shipbuilding partners on guided missile destroyer Thad Cochran (DDG 135)
•Signed performance-based production agreements with Path Robotics and GrayMatter Robotics designed to accelerate the development and deployment of advanced automation across U.S. Navy shipbuilding programs
•Launched intelligent mechanized automated welding pilot with HD Hyundai Heavy Industries

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Newport News Shipbuilding

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenues	$1,910	$1,617	$293	18.1%	$5,424	$4,616	$808	17.5%
Segment operating income	132	80	52	65.0%	331	247	84	34.0%
Segment operating margin %	6.9%	4.9%		196 bps	6.1%	5.4%		75 bps

Newport News Shipbuilding revenues for the third quarter of 2026 were $1.9 billion, an increase of $293 million, or 18.1%, from the same period in 2025. The increase was primarily driven by higher volumes in submarines and aircraft carriers.

Newport News Shipbuilding segment operating income for the third quarter of 2026 was $132 million, an increase of $52 million from the same period in 2025. Segment operating margin in the third quarter of 2026 was 6.9% compared to 4.9% in the same period last year. The increase in operating income was primarily driven by contract adjustments and incentives in the Virginia-class submarine program and higher submarine and aircraft carrier volumes.

Key Newport News Shipbuilding milestones for the quarter:
•Awarded contracts for the construction of Block VI Virginia-class and Build II Columbia-class submarines
•Achieved preliminary acceptance of John F. Kennedy (CVN 79)
•Awarded long-lead time materials contract for the construction of planned aircraft carrier CVN 82

Mission Technologies

	Three Months Ended				Nine Months Ended
	September 30				September 30
($ in millions)	2026	2025	$ Change	% Change	2026	2025	$ Change	% Change
Revenues	$792	$787	$5	0.6%	$2,300	$2,313	$(13)	(0.6)%
Segment operating income	71	34	37	108.8%	161	110	51	46.4%
Segment operating margin %	9.0%	4.3%		464 bps	7.0%	4.8%		224 bps

Mission Technologies revenues for the third quarter of 2026 were $792 million, an increase of $5 million, or 0.6%, from the same period in 2025. The increase was primarily due to higher volumes in Unmanned Systems, partially offset by lower volumes in Global Security.

Mission Technologies segment operating income for the third quarter of 2026 was $71 million, an increase of $37 million from the same period in 2025. Segment operating margin in the third quarter of 2026 was 9.0%, compared to 4.3% in the same period last year. The increase in operating income was primarily due to a successful milestone achievement and higher volumes in Unmanned Systems and higher equity income from nuclear and environmental joint ventures.

Mission Technologies results included approximately $18 million of amortization of purchased intangible assets in the third quarter of 2026, compared to approximately $22 million in the same period last year.

Mission Technologies EBITDA margin1 in the third quarter of 2026 was 11.9%, compared to 7.8% in the third quarter of 2025.

Key Mission Technologies milestones for the quarter:
•Achieved third quarter 2026 book-to-bill of 2.4x
•Awarded contract for 10 ROMULUS USVs, accelerating deployment of proven autonomous capability
•Awarded option year contract for U.S. Navy Lionfish Small Unmanned Undersea Vehicle (SUUV) production
•Awarded $2.2 billion contract to advance U.S. surveillance and intelligence capabilities for the Western Hemisphere
•Expanded unmanned production facility by 25% to meet growing global maritime demand
1Non-GAAP measures. See Exhibit B for definitions and reconciliations.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HII Financial Outlook1
•FY26 shipbuilding revenue between $10.5 and $10.7 billion; expect shipbuilding operating margin2 between 6.0% and 6.5%
•FY26 Mission Technologies revenue between $3.0 and $3.2 billion
•FY26 Mission Technologies segment operating margin of approximately 6%; and Mission Technologies EBITDA margin2 of approximately 9%
•FY26 free cash flow2 between $500 and $600 million
•Cumulative FY26 & FY27 free cash flow2 target of between $1.2 billion and $1.3 billion

	Prior FY26 Outlook	Current FY26 Outlook[1]
Shipbuilding Revenue	$10.2B - $10.4B	$10.5B - $10.7B
Shipbuilding Operating Margin[2]	6.0% - 6.5%	6.0% - 6.5%
Mission Technologies Revenue	$3.0B - $3.2B	$3.0B - $3.2B
Mission Technologies Segment Operating Margin	~5%	~6%
Mission Technologies EBITDA Margin[2]	8.4% - 8.6%	~9%

Operating FAS/CAS Adjustment	($44M)	($40M)
Non-current State Income Tax Expense[3]	~($20M)	($27M)
Interest Expense	($105M)	($100M)
Non-operating Retirement Benefit	$213M	$213M
Effective Tax Rate	~17%	~17%

Depreciation & Amortization	~$330M	~$330M
Capital Expenditures	4% - 5% of Sales	~$500M
Free Cash Flow[2]	$500M - $600M	$500M - $600M

1The financial outlook, expectations, and other forward-looking statements provided by the company for 2026 and beyond reflect the company's judgment based on the information available at the time of this release. Please see the "Cautionary Statement Regarding Forward-Looking Statements and Projections" section in this release and the “Forward-Looking Statements and Projections” section in our Quarterly Report on Form 10-Q for factors that may impact the company's ability to meet expectations.

2Non-GAAP measures. See Exhibit B for definitions. In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward–looking GAAP and non–GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

3Outlook is based on current tax law. Variability exists based on how and when individual states conform to recent federal tax law changes.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

About HII

HII is America's Seapower Company. The nation’s largest shipbuilder, HII builds the manned and unmanned maritime systems and all-domain mission technologies that project U.S. and allied power around the world. With a more than 140-year history of advancing U.S. national security, HII is headquartered in Virginia and employs 46,000 people across three divisions. For more information, visit www.HII.com.

Conference Call Information

HII will webcast its earnings conference call at 9 a.m. Eastern time today. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company’s website: www.HII.com. A replay of the call will be available on the website for a limited time.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Cautionary Statement Regarding Forward-Looking Statements and Projections
Statements in this earnings release and in our other filings with the SEC, as well as other statements we may make from time to time, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance," "outlook," "predicts," "potential," "continue," and similar words or phrases or the negative of these words or phrases. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable when made, we cannot guarantee future results, levels of activity, performance, or achievements. There are a number of important factors that could cause our actual results to differ materially from the results anticipated by our forward-looking statements, which include, but are not limited to:

•our dependence on the U.S. Government for substantially all of our business;
•significant delays or reductions in appropriations for our programs and/or changes in customer priorities and requirements (including government budgetary constraints, government shutdowns, shifts in defense spending, and changes in customer short-range and long-range plans);
•our ability to estimate our future contract costs, including cost increases due to inflation, labor challenges, changes in trade policy, or other factors and our efforts to recover or offset such costs and/or changes in estimated contract costs, and perform our contracts effectively;
•changes in business practices, procurement processes and government regulations, including changes through executive orders, contract terms, or other policies or practices applicable to our industry, and our ability to comply with such requirements;
•adverse economic conditions in the United States and globally;
•our level of indebtedness and ability to service our indebtedness;
•our ability to deliver our products and services at an affordable life cycle cost and compete within our markets;
•our ability to attract, retain, and train a qualified workforce;
•subcontractor and supplier performance and the availability and pricing of raw materials and components;
•our ability to execute our strategic plan, including with respect to share repurchases, dividends, capital expenditures, and strategic acquisitions;
•investigations, claims, disputes, enforcement actions, litigation (including criminal, civil, and administrative), and/or other legal proceedings, and improper conduct of employees, agents, subcontractors, suppliers, business partners, or joint ventures in which we participate, including the impact on our reputation or ability to do business;
•changes in key estimates and assumptions regarding our pension and retiree health care costs;
•security threats, including cyber security threats, and related disruptions;
•natural and environmental disasters and political instability;
•health epidemics, pandemics and similar outbreaks; and
•other risk factors discussed herein and in our other filings with the SEC.

There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligation to update or revise any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

This release also contains non-GAAP financial measures and includes a GAAP reconciliation of these financial measures. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions, except per share amounts)	2026	2025	2026	2025
Sales and service revenues
Product sales	$2,437	$2,072	$6,712	$5,742
Service revenues	1,100	1,120	3,342	3,266
Sales and service revenues	3,537	3,192	10,054	9,008
Cost of sales and service revenues
Cost of product sales	2,100	1,815	5,826	4,962
Cost of service revenues	957	983	2,909	2,863
Income from operating investments, net	26	12	52	33
Other income and gains (losses), net	(3)	—	(3)	1
General and administrative expenses	257	245	757	732
Operating income	246	161	611	485
Other income (expense)
Interest expense	(26)	(23)	(75)	(79)
Non-operating retirement benefit	53	48	159	143
Other, net	2	18	22	30
Earnings before income taxes	275	204	717	579
Federal and foreign income tax expense	58	59	143	133
Net earnings	$217	$145	$574	$446

Basic earnings per share	$5.49	$3.69	$14.57	$11.35
Weighted-average common shares outstanding	39.5	39.3	39.4	39.3

Diluted earnings per share	$5.48	$3.68	$14.53	$11.35
Weighted-average diluted shares outstanding	39.6	39.4	39.5	39.3

Dividends declared per share	$1.38	$1.35	$4.14	$4.05

Net earnings from above	$217	$145	$574	$446
Other comprehensive income
Change in unamortized benefit plan costs	2	1	6	3
Tax expense for items of other comprehensive income	(1)	(1)	(2)	(1)
Other comprehensive income, net of tax	1	—	4	2
Comprehensive income	$218	$145	$578	$448

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	September 30, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$387	$774
Accounts receivable, net of allowance for expected credit losses of $3 million as of 2026 and $2 million as of 2025	361	339
Contract assets	2,125	1,758
Inventoried costs	240	219
Income taxes receivable	250	284
Prepaid expenses and other current assets	100	77
Total current assets	3,463	3,451
Property, plant, and equipment, net of accumulated depreciation of $2,892 million as of 2026 and $2,754 million as of 2025	3,849	3,726
Operating lease assets	275	267
Goodwill	2,650	2,650
Other intangible assets, net of accumulated amortization of $1,285 million as of 2026 and $1,222 million as of 2025	631	694
Pension plan assets	1,668	1,544
Miscellaneous other assets	444	417
Total assets	$12,980	$12,749
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$709	$556
Accrued employees’ compensation	403	443
Current portion of postretirement plan liabilities	119	119
Current portion of workers’ compensation liabilities	214	217
Contract liabilities	780	1,220
Other current liabilities	513	490
Total current liabilities	2,738	3,045
Long-term debt	2,704	2,700
Pension plan liabilities	155	155
Other postretirement plan liabilities	187	200
Workers’ compensation liabilities	437	442
Long-term operating lease liabilities	225	223
Deferred tax liabilities	694	572
Other long-term liabilities	348	339
Total liabilities	7,488	7,676
Commitments and Contingencies
Stockholders’ Equity
Common stock, $0.01 par value; 150,000,000 shares authorized; 53,990,247 shares issued and 39,405,538 shares outstanding as of 2026, and 53,826,236 shares issued and 39,241,527 shares outstanding as of 2025	1	1
Additional paid-in capital	2,096	2,087
Retained earnings	5,893	5,487
Treasury stock	(2,449)	(2,449)
Accumulated other comprehensive loss	(49)	(53)
Total stockholders’ equity	5,492	5,073
Total liabilities and stockholders’ equity	$12,980	$12,749

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30
($ in millions)	2026	2025
Operating Activities:
Net earnings	$574	$446
Adjustments to reconcile net cash provided by operating activities:
Depreciation	167	164
Amortization of purchased intangibles	63	78
Stock-based compensation	47	43
Deferred income taxes	120	121
Gain on investments in marketable securities	(18)	(28)
Other non-cash transactions, net	17	15
Change in
Accounts receivable	(22)	(162)
Contract assets	(367)	(186)
Inventoried costs	(21)	(13)
Prepaid expenses and other assets	(2)	(23)
Accounts payable and accruals	(327)	207
Retiree benefits	(132)	(116)
Net cash provided by operating activities	99	546
Investing Activities:
Capital expenditures
Capital expenditure additions	(288)	(268)
Grant proceeds for capital expenditures	7	6
Proceeds from sale of investments	—	5
Acquisitions of businesses	—	(132)
Other investing activities, net	1	2
Net cash used in investing activities	(280)	(387)
Financing Activities:
Repayment of long-term debt	—	(500)
Proceeds from line of credit borrowings	17	—
Repayment of line of credit borrowings	(17)	—
Dividends paid	(163)	(159)
Employee taxes on certain share-based payment arrangements	(43)	(14)
Other financing activities, net	—	(5)
Net cash used in financing activities	(206)	(678)
Change in cash and cash equivalents	(387)	(519)
Cash and cash equivalents, beginning of period	774	831
Cash and cash equivalents, end of period	$387	$312
Supplemental Cash Flow Disclosure
Cash paid for income taxes (net of refunds)	$19	$71
Cash paid for interest	$96	$86
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$14	$7

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Exhibit B: Non-GAAP Measures Definitions & Reconciliations

This earnings release contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures as defined by SEC Regulation G and indicated by a footnote in the text of this release. Definitions for the non-GAAP measures, and related reconciliations, are provided below. Because not all companies use identical definitions or calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.

Segment Operating Income and Segment Operating Margin. We internally manage our operations by reference to segment operating income and segment operating margin and use these measures to evaluate our core operating performance. We believe that segment operating income and segment operating margin reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These measures should be considered in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP.

Segment operating income is defined as operating income for the relevant segment(s) before the Operating FAS/CAS Adjustment and non-current state income taxes.

Segment operating margin is defined as segment operating income as a percentage of sales and service revenues.

Shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin. We use shipbuilding operating margin, Mission Technologies EBITDA and Mission Technologies EBITDA margin to evaluate our core operating performance. We believe these measures reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These measures should be considered in addition to, and not as alternatives for, operating income and operating margin or any other performance measure presented in accordance with GAAP.

Shipbuilding operating margin is defined as the combined segment operating income of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment as a percentage of shipbuilding revenue. Shipbuilding revenue is the sum of revenues of our Newport News Shipbuilding segment and Ingalls Shipbuilding segment.

Mission Technologies EBITDA is defined as Mission Technologies segment operating income before interest expense, income taxes, depreciation, and amortization.

Mission Technologies EBITDA margin is defined as Mission Technologies EBITDA as a percentage of Mission Technologies revenues.

Free cash flow. We use free cash flow as a key operating metric in assessing the performance of our business and as a key performance measure in evaluating management performance and determining incentive compensation. We believe free cash flow is an important liquidity measure that may be useful to investors and other users of our financial statements because it provides insight into our current and period-to-period performance and our ability to generate cash from continuing operations. Free cash flow has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, net income as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures net of related grant proceeds.

In reliance upon Item 10(e)(1)(i)(B) of Regulation S-K, reconciliations of forward-looking GAAP and non-GAAP measures are not provided because of the unreasonable effort associated with providing such reconciliations due to the variability in the occurrence and the amounts of certain components of GAAP and non-GAAP measures. For the same reasons, we are unable to address the significance of the unavailable information, which could be material to future results.

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliations of Segment Operating Income and Segment Operating Margin

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2026	2025	2026	2025
Ingalls revenues	$876	$828	$2,446	$2,189
Newport News revenues	1,910	1,617	5,424	4,616
Mission Technologies revenues	792	787	2,300	2,313
Intersegment eliminations	(41)	(40)	(116)	(110)
Sales and Service Revenues	3,537	3,192	10,054	9,008

Operating Income	246	161	611	485
Operating FAS/CAS Adjustment	12	9	29	25
Non-current state income taxes	4	9	18	12
Segment Operating Income	262	179	658	522
As a percentage of sales and service revenues	7.4%	5.6%	6.5%	5.8%
Ingalls segment operating income	59	65	166	165
As a percentage of Ingalls revenues	6.7%	7.9%	6.8%	7.5%
Newport News segment operating income	132	80	331	247
As a percentage of Newport News revenues	6.9%	4.9%	6.1%	5.4%
Mission Technologies segment operating income	71	34	161	110
As a percentage of Mission Technologies revenues	9.0%	4.3%	7.0%	4.8%

Reconciliation of Free Cash Flow

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2026	2025	2026	2025
Net cash provided by operating activities	$520	$118	$99	$546
Less capital expenditures:
Capital expenditure additions	(95)	(105)	(288)	(268)
Grant proceeds for capital expenditures	4	3	7	6
Free cash flow	$429	$16	$(182)	$284

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com

Reconciliation of Mission Technologies EBITDA and EBITDA Margin

	Three Months Ended		Nine Months Ended
	September 30		September 30
($ in millions)	2026	2025	2026	2025
Mission Technologies sales and service revenues	$792	$787	$2,300	$2,313

Mission Technologies segment operating income	$71	$34	$161	$110
Mission Technologies depreciation expense	3	3	9	9
Mission Technologies amortization expense	18	22	53	67
Mission Technologies state tax expense	2	2	6	6
Mission Technologies EBITDA	$94	$61	$229	$192
Mission Technologies EBITDA margin	11.9%	7.8%	10.0%	8.3%

HII
4101 Washington Ave. • Newport News, VA 23607
www.HII.com